UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 27, 2011

ProElite, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	333-139982	22-3161866
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12121 Wilshire Boulevard, Suite 1112 Los Angeles, California 90025 (Address of principal executive offices)

(310) 526-8700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On June 20, 2011, ProElite, Inc. (“PEI”) filed a Current Report on Form 8-K with the Securities and Exchange Commission confirming the closing of the purchase by Stratus Media Group Inc. (“SMGI”) of 100 shares of the Series A Convertible Preferred Stock (the "Preferred Shares") PEI effective June 14, 2011.  Pursuant to the Certificate of Designations relating to the Preferred Shares, the amount of shares of PEI Common Stock issuable upon conversion of the Preferred Shares on a cumulative basis is equal to 95% of the sum of (a)the issued and outstanding shares of PEI as June 14, 2011 plus (b) any shares of PEI Common Stock issued after that date upon the exercise or conversion of any derivative securities outstanding as of June 14, 2011, subject to any adjustment for stock splits, stock dividends, recapitilizations, etc. and, in all cases, after giving effect to the shares issuable upon conversion of the Preferred Shares. The Preferred Shares have voting rights on an as converted basis.  On August 30, 2011, SMGI filed a report on Form 8-K solely for the purpose of providing the financial statements of ProElite described under Item 9.01 in accordance with the requirements of Item 9.01 of Form 8-K.  This report is being filed for PEI solely for the purpose of updating financial information for PEI.  PEI intends to file all required past Forms 10-Q and 10-K as soon as practicable.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1
ProElite, Inc. audited consolidated financial statements, including the report of Gumbiner Savett Inc., for the fiscal year ended December 31, 2010 and unaudited consolidated interim financial statements for the periods ended June 30, 2011 and 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PROELITE, INC.

Date: September 27, 2011	By:	/s/ CHARLES R. BEARCHELL
Chief Financial Officer